Exhibit 5.1

[Letterhead of Thompson & Knight L.L.P.]

June 10, 2004

Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

Re:	Brigham Exploration Company Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Brigham Exploration Company, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company and certain of the Company’s subsidiaries which are co-registrants (the “Co-Registrants”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $200,000,000 aggregate gross proceeds of the following securities: (i) debt securities of the Company, in one or more series, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”), which may be, as to the Company’s obligations thereunder, fully and unconditionally guaranteed by one or more of the Co-Registrants (the “Guarantees,” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (ii) shares of common stock of the Company, par value $.01 per share, (the “Common Stock”), (iii) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (iv) warrants (the “Warrants”) to purchase the Debt Securities, the Common Stock, the Preferred Stock or other securities of the Company, (v) the Debt Securities, the Common Stock, the Preferred Stock or other securities that may be issued upon exercise of the Warrants and (vi) such indeterminate amount of the Offered Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the Offered Securities. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are hereinafter referred to collectively as the “Offered Securities.”

     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The Senior Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Senior Indenture”). The Subordinated Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Subordinated Indenture”). Forms of the Senior Indenture and the Subordinated Indenture (collectively, the “Indentures”) are included as exhibits to the Registration Statement. The Guarantees will be issued pursuant to a supplemental Indenture or notation of guarantee to the Indenture to be entered into between the Company and a U.S. banking institution, as trustee, the form of which will be filed as an exhibit to the Registration Statement when the Guarantees are issued.

     The Depositary Shares will be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a depositary, the form of which will be filed as an exhibit to the Registration Statement when the Depositary Shares are issued.

     The Warrants will be issued pursuant to Warrant Agreements to be entered into by the Company and a bank or trust company as Warrant Agent (each a “Warrant Agreement”), the form of which will be filed as an exhibit to the Registration Statement when the Warrants are issued.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Company and the Co-Registrants, each as amended to the date hereof, the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Co-Registrants and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also have assumed that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company, the Co-Registrants and the other parties thereto. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the corporate, partnership, limited liability company or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate, partnership, limited liability company or other action and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Co-Registrants and others.

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     1.    With respect to the Debt Securities, when (i) the Company and the Co-Registrants have taken all necessary corporate, partnership or limited liability company or other action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Indenture or Indentures, as the case may be, have been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Debt Securities, the Debt Securities will constitute binding obligations of the Company and the Co-Registrants enforceable in accordance with their terms and entitled to the benefits of the Indentures.

     2.    With respect to the Common Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and (iii) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

     3.    With respect to the Preferred Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) a certificate of designations relating to the series of the Preferred

Stock being issued, in a form to be included as an exhibit of the Registration Statement, has been duly filed with the Secretary of State of Delaware and (iv) the Preferred Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

     4.    With respect to the Depositary Shares being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) the Deposit Agreement relating to the Depositary Shares in a form to be included as an exhibit of the Registration Statement has been executed and delivered and (iv) the Depositary Shares have been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Depositary Shares, the Depositary Shares will validly issued, fully paid and non-assessable.

     5.    With respect to the Warrants, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants and the Debt Securities, the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Warrants, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) the Warrant Agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Warrants have been duly executed, countersigned, delivered and sold in the applicable form and as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Warrants, the Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

     The opinions expressed above are limited by and subject to the following qualifications:

     (a)    We express no opinion other than as to the federal laws of the United States of America, the laws of the State of Texas, the State of New York, the State of Nevada and the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act. However, we are not members of the bar of the States of Delaware, New York or Nevada. Our knowledge of the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act is derived from a reading of those statutes without consideration of any judicial or administrative interpretations thereof. For purposes of this opinion letter, we have assumed that the laws of the States of New York and Nevada are identical to the laws of the State of Texas.

     (b)    In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company or the Co-Registrants in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

     (c)    The opinions expressed in paragraphs 1 and 5 above are subject to the qualification that the validity and binding effect of the Offered Securities and the Indentures may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) an implied covenant of good faith and fair dealing.

     (d)    This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

THOMPSON & KNIGHT L.L.P.

/s/ Thompson & Knight L.L.P.